UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2006

TAO MINERALS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-12356

(Commission File Number)

20-1682702

(IRS Employer Identification No.)

Officina 618, Empresarial Mall Ventura, Cra.32 #1B Sur 51, Medellin, Colombia

(Address of principal executive offices and Zip Code)

305-726-0602

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2006 we entered into a consulting agreement with James Sikora (the “Sikora Agreement”), our president and director. The Sikora Agreement shall terminate on April 1, 2007 unless renewed or terminated prior to that date. The Sikora Agreement shall automatically renew for an additional one year period unless notice is given otherwise. Under the terms of the Sikora Agreement, James Sikora will be paid fees in the amount of $8,000 per month.

On April 1, 2006 we entered into a consulting agreement with Gordon Samson (the “Samson Agreement”), our chief financial officer and director. The Samson Agreement shall terminate on April 1,

2007 unless renewed or terminated prior to that date. The Samson Agreement shall automatically renew for an additional one year period unless notice is given otherwise. Under the terms of the Samson Agreement, Gordon Samson will be paid fees in the amount of $5,000 per month.

Item 9.01	Financial Statements and Exhibits.
10.1	Consulting Agreement with James Sikora dated April 1, 2006
10.2	Consulting Agreement with Gordon Samson dated April 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ Gordon Samson

By: Gordon Samson

Chief Financial Officer and Director

Date: April 19, 2006